Exhibit 99.2

NEWS RELEASE

March 22, 2021

NCR CORPORATION ANNOUNCES OFFERING OF SENIOR NOTES

ATLANTA – March 22, 2021 – NCR Corporation (NYSE: NCR) (the “Company”) announced today its intention to offer, subject to market and customary conditions, senior notes due 2029 (the “2029 Notes”) and senior notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”) in an aggregate principal amount of $1.0 billion, in connection with its previously announced acquisition (the “Cardtronics Acquisition”) of Cardtronics plc, a public limited company incorporated in England and Wales (“Cardtronics”). The Notes will be general unsecured senior obligations of the Company and will be initially guaranteed by the Company’s wholly-owned subsidiary, NCR International, Inc., a Delaware corporation.

The Company intends to use the net proceeds from the offering, together with borrowings under its senior secured credit facilities and its trade receivables securitization facility and/or cash on hand, to finance the consideration payable in connection with the Cardtronics Acquisition, to repay certain indebtedness of Cardtronics and to pay related fees and expenses. The closing of this offering is not conditioned on the closing of the Cardtronics Acquisition which, if completed, will occur subsequent to the closing of this offering. The proceeds of the offering will be held in escrow until satisfaction of the escrow release conditions.

If such escrow release conditions are not satisfied on or prior to the earlier of November 1, 2021 and the date on which the Company notifies the escrow agent and the trustee in writing that the Company has determined that the escrow release conditions will not be satisfied, then the 2029 Notes will be subject to a special mandatory redemption. The 2031 Notes are not subject to special mandatory redemption; accordingly, if the Cardtronics Acquisition is not consummated, the net proceeds of such notes will be used for general corporate purposes.

The Notes and the related subsidiary guarantee will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related subsidiary guarantee have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading software- and services-led enterprise provider in the financial, retail and hospitality industries. NCR is headquartered in Atlanta, Georgia, with 36,000 employees globally. NCR is a trademark of NCR Corporation in the United States and other countries.

News Media Contact

Cameron Smith

NCR Corporation

678.808.5313

cameron.smith@ncr.com

Investor Contact

Michael Nelson

NCR Corporation

678.808.6995

michael.nelson@ncr.com

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” and words of similar meaning. Statements that describe or relate to the Company’s plans, goals, intentions, strategies, financial outlook, the Company’s expectations regarding the Cardtronics Acquisition, the aggregate principal amount of the Notes to be sold or the intended use of proceeds from the offering of the Notes, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Company’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.